Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Dollar Financial Corp. of our reports dated August 31, 2010, with respect to the Consolidated Financial Statements of Dollar Financial Corp., and the effectiveness of internal control over financial reporting of Dollar Financial Corp., included in this Annual Report (Form 10-K) for the year ended June 30, 2010.

(1) Registration Statement (Form S-8 No. 333-147495) pertaining to the Dollar Financial Corp. 2007 Equity Incentive Plan;

(2) Registration Statement (Form S-8 No. 333-134262) pertaining to the Dollar Financial Corp. Deferred Compensation Plan;

(3) Registration Statement (Form S-8 No. 333-123320) pertaining to the Dollar Financial Corp. 1999 Stock Incentive Plan and Dollar Financial Corp. 2005 Stock Incentive Plan;

(4) Registration Statement (Form S-3 Nos. 333-139580, 333-146205 and 333-164097) of Dollar Financial Corp.

/s/  Ernst & Young LLP

Philadelphia, Pennsylvania
August 31, 2010